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                                                                    EXHIBIT 23.1


                        [COOPERS & LYBRAND LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Cybex Computer Products Corporation on Form S-8 (File No. 333-10989) of our reports dated April 22, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cybex Computer Products Corporation as of March 31, 1996 and 1997, and for each of the three years in the period ended March 31, 1997.



                                                COOPERS & LYBRAND L.L.P.



Birmingham, Alabama
June 26, 1997